UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350 Brentwood, TN 37027
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 13, 2021, the board of directors of Cryoport, Inc. (the “Company”) adopted revisions to its Code of Ethical Business Conduct (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries. The Code was adopted to reflect current best practices, improve readability and more clearly communicate the Company’s expectations regarding ethical business conduct. The changes to the Code include, among other things: (i) expanded provisions relating to compliance with anti-corruption and anti-bribery laws and other laws related to the transaction of business internationally, including import and export regulations and the maintenance of human rights in the Company’s supply chain and operations, (ii) expanded provisions relating to the Company’s commitment to sustainability, and (iii) other administrative and non-substantive amendments.

The adoption of the revisions to the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Code. The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is available on the Company’s website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	Cryoport, Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer